Exhibit 23.2
                           Piercy Bowler Taylor & Kern
                          Certified Public Accountants
                          6100 Elton Avenue, Suite 1000
                             Las Vegas, Nevada 89107


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Emergency Filtration Products, Inc., on Form S-2 of our report dated January 27, 2004, on our audit of the financial statements of Emergency Filtration Products, Inc., as December 31, 2003, which report is included in this Annual Report on Form 10-KSB.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PIERCY BOWLER TAYLOR & KERN
Certified Public Accountants and Business Advisors,
A Professional Corporation

Las Vegas, Nevada
October 29, 2004